As filed with the Securities and Exchange Commission on January 14, 2005
                                                 Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   CREE, INC.
             (Exact name of registrant as specified in its charter)

            North Carolina                                56-1572719
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

          4600 Silicon Drive
         Durham, North Carolina                             27703
(Address of Principal Executive Offices)                  (Zip Code)

                                   CREE, INC.
                   2004 LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)


                               Cynthia B. Merrell
                      Chief Financial Officer and Treasurer
                                   Cree, Inc.
                               4600 Silicon Drive
                          Durham, North Carolina 27703
                                 (919) 313-5300
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                              Adam H. Broome, Esq.
                                   Cree, Inc.
                               4600 Silicon Drive
                          Durham, North Carolina 27703

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed        Proposed
Title of Each         Amount        Maximum         Maximum         Amount of
Class of Securities   To Be         Offering Price  Aggregate       Registration
To Be Registered      Registered    Per Share       Offering Price  Fee
--------------------------------------------------------------------------------
Common Stock,         1,901,023     $33.13          $62,980,891.99  $7,412.85
$0.00125 Par Value    (1)           (2)             (2)             (2)
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.
(2) Calculated solely for the purpose of this offering pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 11, 2005.

                                     PART I
                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

     This Registration Statement on Form S-8 is being filed by the Registrant to register 1,901,023 shares of the Common Stock of the Registrant, $0.00125, par value, issuable under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (the "Plan"). As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8 and consists of only those items required by General Instruction E to Form S-8. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 482(b) under the Securities Act. This document is not being filed with the Commission as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 2004, filed on August 20, 2004;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2004, filed on November 5, 2004, and the Registrant's Current Reports on Form 8-K filed on October 7, 2004, October 14, 2004, October 19, 2004, November 9, 2004 and January 13, 2005;

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on January 29, 1993, and any amendments or reports filed for the purpose of updating such description; and

(d) The description of the rights attached to the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 30, 2002, and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

     The validity of the securities being registered by this Registration Statement will be passed upon for the Registrant by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 3,750 shares of Cree, Inc. common stock.

Item 6.  Indemnification of Directors and Officers.

     North Carolina law permits a corporation to indemnify its directors, officers, employees or agents under either a statutory or non-statutory scheme of indemnification, or both. The statutory scheme includes mandatory, court-ordered and permissive indemnification. North Carolina law requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he or she was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

     North Carolina law also permits a corporation to indemnify any of its directors, officers, employees or agents against liability incurred in any proceeding if he or she: (1) conducted himself or herself in good faith; (2)
reasonably believed (a) that any action taken in his or her official capacity with the corporation was in the best interest of the corporation and (b) that in all other cases his or her conduct at least was not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the corporation's board of directors in accordance with the statute. A corporation may not indemnify a director, officer, employee or agent under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, employee or agent was adjudged liable to the corporation or in connection with a proceeding, whether or not involving action in his or her official capacity, in which a director, officer, employee or agent was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and separate and apart from, the indemnification described above under the statutory scheme, North Carolina law permits a corporation, in its articles of incorporation or bylaws, to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interest of the corporation. Accordingly, the Registrant may indemnify its directors, officers, employees and agents in accordance with either the statutory or non-statutory standard, or both.

     The Registrant agrees in its bylaws to indemnify to the fullest extent from time to time permitted by law any current or former director or officer of the Registrant or any person serving at the request of the Registrant as an officer, director, agent, partner, trustee, administrator or employee for any other entity who is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Registrant, seeking to hold him or her liable by reason of the fact that he or she is or was acting in such capacity. Such indemnity would not extend to any liability or expense incurred on account of activities that the indemnitee knew or believed to be, at the time taken, clearly in conflict with the best interests of the Registrant. Indemnification under the bylaws may include the obligation to pay any judgment, money decree, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with the proceeding (including attorneys' fees). The Registrant may also indemnify employees and agents of the Registrant as its Board of Directors deems appropriate.

     As permitted by North Carolina law, the Registrant's articles of incorporation limit the personal liability of a director for monetary damages for breach of his or her duty as a director, provided that such limitation will not apply to: (1) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the Registrant's best interests; (2) any liability for unlawful distributions under North Carolina law; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date such provision of the articles of incorporation became effective.

     Finally, North Carolina law provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. The Registrant currently maintains directors' and officers' insurance policies covering its directors and officers.

Item 8.  Exhibits.


Exhibit No.        Description
-----------        -----------

   5.1             Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                   Jernigan, L.L.P.
  23.1             Consent of Ernst & Young LLP
  23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)
  24.1             Power of Attorney (Contained on signature page)


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 14th day of January, 2005.

                                       CREE, INC.


                                       By: /s/ Charles M. Swoboda
                                           -------------------------------------
                                           Charles M. Swoboda
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles M. Swoboda and Cynthia B. Merrell, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                          Title                          Date

                               Chairman and Director            January __, 2005
------------------------
F. Neal Hunter

 /s/ Charles M. Swoboda        President, Chief Executive       January 14, 2005
------------------------       Officer and Director
Charles M. Swoboda             (Principal Executive Officer)

/s/ Cynthia B. Merrell         Chief Financial Officer and      January 14, 2005
------------------------       Treasurer (Principal Financial
Cynthia B. Merrell             Officer and Principal Accounting
                               Officer)

/s/ James E. Dykes             Director                         January 12, 2005
------------------------
James E. Dykes

/s/ John W. Palmour            Director                         January 12, 2005
------------------------
John W. Palmour, Ph.D.

/s/ Robert J. Potter           Director                         January 12, 2005
------------------------
Robert J. Potter, Ph.D.

/s/ Dolph W. von Arx           Director                         January 12, 2005
------------------------
Dolph W. von Arx

/s/ Harvey A. Wagner           Director                         January 13, 2005
------------------------
Harvey A. Wagner

                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

     5.1           Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                   Jernigan, L.L.P.

    23.1           Consent of Ernst & Young LLP

    23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

    24.1           Power of Attorney (Contained on signature page)













































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